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In consideration of the rent and other charges to be paid by Tenant, and of the other covenants and agreements hereinafter set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises (as hereinafter defined) on the terms and conditions stated in this Lease.

1.  BASIC LEASE PROVISIONS AND DEFINITIONS

    1.1  LANDLORD:  RONALD MAJOR DEFOE and KARLA K. DEFOE

         LANDLORD'S ADDRESS:           WITH A COPY TO:

         c/o Major's Sports Center     Wilson C. Muhlheim
         307 Q Street                  Muhlheim Palmer Zennache & Wade
         Springfield, Oregon 97477     800 Willamette Street, Suite 700
         Fax:  541-726-8035            Eugene, Oregon 97401
                                       Fax:  541-687-4780

    1.2  TENANT:  MONACO COACH CORPORATION, a Delaware corporation

         TENANT'S ADDRESS:             WITH A COPY TO:

         Legal Department              Patricia E. Lockary
         Attn: Richard E. Bond         Gleaves Swearingen Larsen
         1028 E. Waterford Street      Potter Scott & Smith LLP
         PO Box 465                    PO Box 1147
         Wakarusa, IN 46573            Eugene, Oregon 97440-1147
         Fax:  219-862-7313            Fax:  541-345-2034

    1.3 LEASED PREMISES. The real property located at 5280 High Banks Road, Springfield, Oregon, more particularly described on Exhibit A attached hereto and incorporated herein by this reference. The Leased Premises include land ("Land"), a building containing approximately 100,000 square feet of manufacturing space and approximately 3,700 square feet of office space ("Building"), and all other improvements and appurtenances to the real property described on Exhibit A. The Leased Premises shall include all Tenant Improvements, as defined in
         Section 1.10 and the fixtures and personal property described on Exhibit B.


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    1.4  COMMENCEMENT DATE.  April 1, 1997, provided that all of the following have occurred (or have been waived by Tenant):

         1.4.1 Landlord's general site cleanup of the Leased Premises, at Landlord's sole cost and expense, has been completed. This shall mean that the interior of the Leased Premises has been cleaned to a broom clean standard and all personal property that is not a part of the Leased Premises, all debris and all other extraneous matter shall be removed from the exterior of the Leased Premises. If the site cleanup has not been completed on or before April 1, 1997, the Tenant may complete the cleanup and offset Tenant's actual and reasonable costs of cleanup against the rent reserved hereunder.

         1.4.2 Tenant has obtained, with the reasonable cooperation of Landlord but otherwise at Tenant's sole cost and expense and utilizing Tenant's best efforts, all necessary governmental permits and approvals in connection with its use of the Leased Premises under the Lease, including but not limited to an air operating permit and any necessary building permit or similar permits in connection with the construction and installation of the Tenant Improvements described in Exhibit C. If Tenant has not obtained the permits and approvals on or before April 1, 1997, then Tenant may elect to terminate this Lease as of April 1, 1997.

         1.4.3 Landlord has obtained, at Landlord's sole cost and expense, and Tenant has approved, a written report of a "phase one" or "level one" environmental study of the Leased Premises, conforming to standards established by the American Society for Testing and Materials (ASTM E-1527-94), performed by a certified consultant chosen by Landlord and reasonably approved by Tenant, showing that there are no Hazardous Materials (as that term is defined in Section 7.2.3) or other environmental conditions at or affecting the Leased Premises that Tenant (as a tenant or purchaser of the Leased Premises) could be required to remove, abate, clean up or otherwise remediate pursuant to applicable environmental laws (including but not limited to the laws referred to in Section 7.2.3). If Landlord has not obtained and Tenant has not approved the report on or before April 1, 1997, then Tenant may elect to terminate this Lease as of April 1, 1997.

         1.4.4 Landlord has obtained, at Landlord's sole cost and expense, nondisturbance agreements, in form and substance reasonably satisfactory to Tenant, from persons holding liens or other security interests in all or any part of the Leased Premises, providing for Tenant's continued occupancy of the Leased Premises and continued entitlement to exercise all of Tenant's rights and remedies under the Lease, including but not limited to rights under Sections 2.3 and 32, undisturbed and without regard to any foreclosure or other exercise of a right

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                   or remedy of the lien or security interest holder, for so
                   long as there is no uncured Event of Default under this Lease. If Landlord has not obtained such agreements on or before April 1, 1997, then Tenant may elect to terminate this Lease as of April 1, 1997.

    1.5 TERMINATION DATE. The ending date of the Lease term, which shall be six (6) years from the Commencement Date, unless earlier terminated or extended in accordance with other provisions of this Lease.

    1.6 MONTHLY BASIC RENT. Twenty-Three Thousand and no/ 100 Dollars ($23,000.00) per month for the first 36 months (April 1, 1997 through March 31, 2000) and Twenty-Six Thousand Five Hundred and no/ 100 Dollars ($26,500.00) for the next 36 months (April 1, 2000 through March 31, 2003). In addition, in exchange for Tenant's agreement hereunder to make any repairs and maintenance of the parking areas and roadway on the Leased Premises that Tenant deems necessary or appropriate (pursuant to Section 8.2), Tenant shall be entitled to a credit in an amount equal to, and shall not make, the payment of Monthly Basic Rent for the 36th month.

    1.7  RENT COMMENCEMENT DATE.  April 1, 1997.

    1.8 PERMITTED USE. The manufacture of recreational vehicles (including but not limited to motor homes, travel trailers and fifth wheel trailers), utility trailers and commercial delivery vehicles, related component manufacture, and processes or methods or subassembly operations related thereto, and any other similar manufacture, component or subassembly operations, together with distribution and sale activities related thereto and office uses related thereto.

    1.9 LANDLORD IMPROVEMENTS. The Building and all other improvements to the Leased Premises installed prior to the Commencement Date, other than Tenant Improvements.

    1.10 TENANT IMPROVEMENTS. Improvements to or alterations of the Leased Premises described in Exhibit C to be installed or made pursuant to
         Section 6 of this Lease at Tenant's expense, and any other improvements to or alterations of the Leased Premises installed or made pursuant to Section 6.

    1.11 LEASE YEAR. A period of 12 consecutive months, the first such period commencing on the Commencement Date and subsequent periods beginning on each consecutive anniversary thereof.

    1.12 EXHIBITS. The following Exhibits are attached to this Lease and are incorporated herein by this reference:


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              EXHIBIT A:          Legal Description of Leased Premises (Real
                                  Property)

              EXHIBIT B:          List of Fixtures and Personal Property
                                  Included in Leased Premises

              EXHIBIT C:          Description of Certain Tenant Improvements

              EXHIBIT D:          Site Drawing

2.  TERM

    2.1 COMMENCEMENT DATE. The term of this Lease shall begin on the Commencement Date (as defined in Section 1.4).

    2.2 TERMINATION DATE. The term of this Lease shall end on the Termination Date (as specified in Section 1.5) unless Tenant exercises one or more of the options to extend the Termination Date pursuant to Section 2.3.

    2.3 EXTENSION OPTION. Tenant shall have two (2) options (each, an "Extension Option") to extend the Termination Date with respect to all, but not less than all, of the Leased Premises for successive periods of two (2) years each, by giving Landlord written notice of Tenant's intent to exercise its Extension Option at least one hundred twenty (120) days prior to the Termination Date (with respect to the Second Extension Option, as such Termination Date may have been extended pursuant to the valid exercise of the first Extension Option). Notwithstanding the foregoing, in no event may Tenant exercise an Extension Option, and any purported exercise of an Extension Option shall be null and void, if Tenant is in default of the Lease at the time of exercise or at the start of the Extension Option period or if the Lease has been terminated (by reason of an event of default or otherwise) prior to the date on which the Extension Option period would have commenced. If an Extension Option is exercised, all terms, covenants, conditions and other provisions of this Lease shall apply except that the Monthly Basic Rent shall be $27,500 during the first Extension Option period and $28,500 during the second Extension Option period.

3.  RENT

    3.1 MONTHLY BASIC RENT. Effective on the Rent Commencement Date, Tenant shall pay to Landlord the Monthly Basic Rent specified in Section 1.6.

    3.2 MANNER OF PAYMENT. Except as otherwise provided below in Section 3.4, all installments of Monthly Basic Rent shall be paid by Tenant to Landlord in lawful money of the United States of America, without demand and without deduction or offset, in advance on or before the first day of the first Lease Year and on or before


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         the first day of each month thereafter, at Landlord's address designated in Section 1.1, or at such other place as may be designated by Landlord. If the Rent Commencement Date or Termination Date occurs on a day other than the first or last day of a month, respectively, then the Monthly Basic Rent payable for the first or last month of the Lease term shall be prorated on the basis of a 30-days' month.

    3.3 ADVANCES BY LANDLORD. Landlord has the right, but shall not be obligated, to pay or otherwise advance on behalf of Tenant any amounts payable by Tenant pursuant to this Lease. Any payment or advance by Landlord pursuant to this Section 3.3 shall be reimbursed by Tenant, immediately upon Landlord's demand, and shall be in addition to, and not in limitation of, any other rights or remedies available to Landlord under this Lease, at law or in equity.

    3.4 THIRD PARTY PAYMENTS. Landlord currently owes delinquent Taxes (as defined below in Section 4.2) to Lane County in the amount of approximately $140,925.95 (not including interest and penalties). Landlord shall be obligated to pay the full amount of such delinquent Taxes and all interest and penalties thereon. However, until the earlier of July 1, 1998 or the date on which the delinquency in Taxes (including any interest and penalties accrued to date or that will accrue thereon in the future) has been paid in full, then notwithstanding the provisions of Section 3.2 to the contrary, Tenant shall pay $2,150 of each installment of Monthly Basic Rent directly to Lane County in reduction of Landlord's delinquent Taxes and the interest and penalties thereon. If the delinquency in Taxes (including any interest and penalties) has not been paid in full on or before July 1, 1998, Tenant may pay off the delinquency, in one or more installments, and offset such payment(s) against Monthly Basic Rent payable hereunder. In addition, if amounts paid by Tenant pursuant to this Section 3.4, when added to any amounts paid by Tenant pursuant to Section 4.1 that Lane County may apply to reduce the amount of delinquent Taxes, are not sufficient to pay in full the delinquency in the 1994-1995 Taxes prior to the commencement of foreclosure proceedings by Lane County with respect thereto, Tenant may pay off the delinquency in the 1994-1995 Taxes, in one or more installments, and may offset such payments against Monthly Basic Rent payable hereunder commencing May 1, 1998.

4.  TAXES

    4.1 TENANT'S OBLIGATION TO PAY TAXES. In addition to Monthly Basic Rent, Tenant shall pay, without deduction or offset all Taxes (as defined in Section 4.2) for the tax year during which the Commencement Date occurs and thereafter all Taxes (as defined in Section 4.2) for the tax years or portion thereof during which the remainder of the Lease term occurs. Tenant's obligation to pay Taxes for the first and last year of the term of this Lease shall be equitably prorated between Landlord and Tenant as of the Commencement Date and Termination Date, respectively. Tenant shall pay all Taxes accruing for periods following the Commencement Date directly to the taxing


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         authority as and when due, prior to delinquency, and shall promptly provide Landlord with copies of receipts showing that Taxes have been paid by Tenant as and when required by this Lease. The parties acknowledge that Lane County may apply the payments of current Taxes made by Tenant pursuant to this Section 4.1 to amounts owed with respect to the delinquent Taxes described in Section 3.4 above. The parties agree that if Tenant's payments of Taxes pursuant to this
         Section 4.1 are applied toward delinquent amounts described above in
         Section 3.4, then: (a) notwithstanding such application by the County, as between Landlord and Tenant, the payments shall not be deemed to have been applied to the delinquent Taxes (or interest or penalties thereon) and shall not be taken into account in determining the respective rights and obligations of Landlord and Tenant pursuant to Section 3.4, and (b) Tenant shall be deemed to have complied in full with Tenant's obligation to pay current Taxes as provided in this
         Section 4.1 to the extent that Tenant's payments would otherwise have kept Taxes current but for the delinquent Taxes described above.

    4.2 "TAXES" DEFINED. "Taxes" means all taxes, service payments in lieu of taxes, general or special assessments, excise taxes, transit charges, charges for street, sidewalk or other improvements, parking assessments, utility assessments or charges, housing fund assessments and any and all other charges, levies, fees, costs or charges, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by or at the direction of, or resulting from, laws, rules or regulations of any federal, state or local governmental authority upon the Leased Premises, or based upon or imposed in connection with this Lease or with the use, occupancy or operations of the Leased Premises, or upon any personal property used in the operation of the Leased Premises, or with respect to services or utilities in connection with the use, occupancy, or operations of the Leased Premises, or upon Landlord with respect to the Leased Premises, or in connection with the business of renting space within the Leased Premises. Taxes include, but are not limited to, state and local ad valorem real property taxes, levies and assessments; any tax, fee or other excise, however described, which may be levied or assessed in lieu of, or as a substitute, in whole or in part, for, or as an addition to, any other Taxes, and any interest or penalties charged on account of such Taxes; any business rental tax or similar excise or other tax on Landlord's receipt of, or right to receive, rents; and costs and disbursements incurred in connection with proceedings to contest, determine or reduce any Taxes. Taxes also include, but are not limited to, those taxes that are: (i) imposed upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Leased Premises or the cost or value of any improvements made in or to the Leased Premises by or for Tenant, regardless of whether title to such improvements shall be in Tenant or Landlord; (ii) imposed upon, measured by or reasonably attributable to the Monthly Basic Rent and all additional payments payable by Tenant pursuant to this Lease, including, without limitation, any gross income tax or excise tax levied by the City or County in which the Leased


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         Premises are located, the State of Oregon, the federal government or any other governmental body or agency with respect to receipt of such rent; or (iii) imposed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Leased Premises, or any portion thereof. Taxes shall not include: (a) inheritance or estate taxes imposed upon or assessed against Landlord (or any of its members or partners) in connection with the Leased Premises, or any part thereof or interest therein; or (b) taxes computed upon the basis of the net income derived from the Leased Premises by Landlord or the owner of any interest therein, unless, due to a change in the method of taxation, any of such taxes are levied or assessed against Landlord in lieu of, or as a substitute, in whole or in part, for, or as an addition to, any other charge which would otherwise constitute Taxes; or (c) taxes computed and imposed upon a gain or profit realized by Landlord in connection with the sale or other disposition of its interest in the Leased Premises.

5.  UTILITY CHARGES

    Tenant shall be responsible for and shall pay the charges for all utilities to be furnished to the Leased Premises, including, without limitation, all charges, assessments, and service fees for telephone, garbage collection and removal, water, sewer, and electricity.

6.  TENANT IMPROVEMENTS

    6.1 TENANT IMPROVEMENTS. Tenant may, at Tenant's sole cost and expense, construct and install the Tenants Improvements specified in Exhibit C.

    6.2 OTHER TENANT IMPROVEMENTS. Except pursuant to Section 6.1, above, Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any fixtures, exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, shades or awnings or make any changes to the Leased Premises or the Building without first obtaining Landlord's written approval thereof and of the means of installing same. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought.

    6.3 OWNERSHIP AND REMOVAL OF TENANT IMPROVEMENTS. All alterations, decorations, additions and improvements made by or at the expense of Tenant shall be deemed Tenant Improvements, and shall remain the property of Tenant for the term of the Lease. At the Termination Date or earlier termination of this Lease, Tenant may remove any or all of its Tenant Improvements (other than real property improvements to the Building or Land that do not constitute fixtures or trade fixtures), provided that Tenant shall restore the Leased Premises as provided in
         Section 16. At the Termination Date or earlier termination of this Lease, all Tenant Improvements that are not removed by Tenant shall become the property of Landlord.


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    6.4  LIENS FOR TENANT IMPROVEMENTS.  Tenant shall not cause or permit liens of any kind, type or description to attach to or be imposed on the Leased Premises, or any part thereof, unless Tenant has a good faith dispute over Tenant's obligation to pay and as long as Tenant shall, within ten (10) days after learning of the filing of a lien with respect to the good faith dispute, either secure the discharge of the lien or post a sufficient bond or other surety reasonably satisfactory to Landlord in an amount that would be sufficient to discharge the lien plus reasonable costs, attorney fees and other charges that could reasonably be anticipated to accrue as a result of the enforcement of the lienor's rights and foreclosure of the lien on the Lease Premises. If Tenant causes or permits any lien to attach to or be imposed on the Leased Premises in violation of this Section 6.4, then Landlord may, at Landlord's election, exercise any rights or remedies provided in
         Section 13, or may satisfy such lien and be reimbursed therefor by Tenant upon demand. If Landlord elects to pay the lien, and Tenant fails to reimburse Landlord therefor within 10 days after demand, such failure shall constitute an Event of Default under this Lease by Tenant.

7.  USE OF PREMISES

    7.1 USES PERMITTED. Tenant shall occupy and use the Leased Premises for the purpose specified in Section 1.8 and for no other purpose without Landlord's written consent, which consent shall not be unreasonably withheld. Landlord reserves the right to prescribe the weight, location, position and manner of installation of all heavy equipment or other personal property to be placed in or attached to the Leased Premises. Tenant shall be responsible for all structural engineering to determine and evaluate the structural load. Tenant shall:

         7.1.1 Use the Leased Premises in a careful, safe and proper manner, and not in violation of any covenants, conditions and restrictions of record or in violation of a Certificate of Occupancy or temporary Certificate of Occupancy, or in violation of a requirement imposed by any governmental authority having jurisdiction;

         7.1.2 Pay on demand for any damage to the Leased Premises caused by misuse or abuse of the Leased Premises by Tenant, its agents or employees, or by any other person entering upon the Leased Premises under express or implied invitation of Tenant;

         7.1.3 Maintain the Leased Premises in good condition, subject to reasonable wear and tear occasioned by normal use for the permitted purposes;

         7.1.4 Comply with all applicable laws and regulations of public authorities affecting the Leased Premises and their use, and at Tenant's expense correct any failure of compliance which is the fault of Tenant or is the result of Tenant's use;


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         7.1.5     Not use or permit the Leased Premises to be used for any
                   purpose prohibited by the laws of the United States or the State of Oregon or the ordinances of the city and county in which the Leased Premises are located; and

         7.1.6 Not commit waste, not suffer or permit waste to be committed, not cause or permit any nuisance on or in the Leased Premises.

    7.2 HAZARDOUS MATERIAL. Without limiting the generality of the foregoing, Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Leased Premises by Tenant, or Tenant's agents, employees, contractors, subtenants, or invitees, or by any other person, unless such Hazardous Material is necessary or useful to business operations permitted to be conducted, and being conducted at the Leased Premises. Tenant shall assure that all such Hazardous Material is used, kept and stored in a manner that complies with all laws, rules, ordinances and regulations relating to the storage and use of the Hazardous Material. If Tenant breaches the obligations stated herein, or if the presence of Hazardous Material on the Leased Premises caused or permitted by Tenant results in any contamination of the Leased Premises or any other private or public property, including, without limitation, sewers or streets, or if contamination of the Leased Premises by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord or to any third party for damages resulting therefrom, then:

         7.2.1 Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities and losses (including, without limitation, diminution in value of the Leased Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Leased Premises, damages arising from any adverse impact on marketing the Leased Premises and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) that arise during or after the term of this Lease, as a result of or in connection with such contamination. The foregoing indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required or recommended by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or groundwater on or under the Leased Premises, or any public facilities, if the presence of the Hazardous Material is the result of activities of Tenant or Tenant's agents, employees, contractors, subtenants, or invitees.

         7.2.2 Tenant shall promptly take any and all actions, at its sole cost and expense, as are necessary or appropriate to return the Leased Premises or other private or public facilities to the condition existing prior to the introduction of any Hazardous Material to the Leased Premises. Duplicate copies of all reports


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                   and findings made by all contractors, laboratories and
                   engineering firms chosen by Tenant to undertake any remedial action that may be necessary or appropriate on or about the Leased Premises or other private or public facilities shall be delivered to Landlord concurrently with their delivery to Tenant.

         7.2.3 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste that is or becomes regulated by any local governmental authority, the State of Oregon, or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is designated as a hazardous substance pursuant to the Water Pollution Control Act
                   (33 USC Section 1317); or defined as hazardous waste pursuant to the Resource Conservation and Recovery Act
                   (42 USC Section 6901 et seq.); or defined as a hazardous substance pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 USC Section 9601 et seq.); or defined as a hazardous material pursuant to Article 90 of the Uniform Fire Code, as adopted by the City in which the Leased Premises are located, as amended from time to time.

         7.2.4 Tenant shall not be responsible for and shall have no obligations under this Section 7.2 for any Hazardous Material brought upon, kept or used in or about the Leased Premises by Landlord or its agents, employees and contractors, or for any Hazardous Material brought upon the Leased Premises after termination or expiration of the Lease.

    7.3 LANDLORD'S COVENANTS REGARDING HAZARDOUS MATERIAL. Landlord represents and warrants to Tenant that, except as disclosed in the environmental report approved pursuant to Section 1.4.3:

         7.3.1 NO CONTAMINATION. There does not currently exist any actual or potential contamination of the soil, subsoil, groundwater or any other portion or of any parcel of the Leased Premises by a Hazardous Material or any constituent thereof.

         7.3.2 COMPLIANCE WITH ENVIRONMENTAL LAWS. Landlord (and Landlord's other tenants) have complied at all times with all applicable federal, state and local environmental laws and regulations, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), the Toxic Substance Control Act ("TSCA"), any of the regulations thereunder, and any other federal statute and any state statue or municipal ordinance creating liability for the treatment, storage or disposal or


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                   the arranging therefore, or the existence on the Leased
                   Premises of any Hazardous Material, including any constituent thereof.

         7.3.3 NO UNDERGROUND STORAGE TANKS. There are no underground storage tanks on the Leased Premises.

         7.3.4 NO VIOLATIONS. The Leased Premises are not subject to any federal, state or local "superfund" lien, proceedings, claim, liability or action, or the threat or likelihood thereof, for the cleanup, removal or remediation of any Hazardous Material from the Leased Premises.

         7.3.5 INDEMNITY. If Landlord is in breach of any of the foregoing representations or warranties, or if the presence of Hazardous Material on the Leased Premises caused or permitted by Landlord (or any of Landlord's other tenants) has resulted or results in any contamination of the Leased Premises or any other private or public property, including, without limitation, sewers or streets, or if contamination of the Leased Premises by Hazardous Material otherwise occurs for which Landlord is legally liable to Tenant or to any third party for damages resulting therefrom, then Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities and losses (including, without limitation, diminution in value of the Leased Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Leased Premises, damages arising from any adverse impact on marketing the Leased Premises and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) that arise during or after the term of this Lease, as a result of or in connection with such contamination. The foregoing indemnification of Tenant by Landlord includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required or recommended by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or groundwater on or under the Leased Premises, or any public facilities, if the presence of the Hazardous Material is the result of activities of Landlord or Landlord's agents, employees, contractors, subtenants, or invitees.

8.  MAINTENANCE

    8.1 TENANT'S OBLIGATIONS. Tenant shall maintain in good order, condition and repair (ordinary wear and tear excepted), at Tenant's cost and expense, the Building's water, sewer, gas, electrical and plumbing systems from the point of entry into the Building, the heating, ventilating and air conditioning system (provided that such system is in good working order and repair at the Commencement Date), the interior


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         of the Leased Premises, the doors and windows of the Leased Premises, the exterior lighting at the Leased Premises, the backflow device on the fire protection system and the pump station, and any portions of the Leased Premises damaged by Tenant's negligence. If Tenant refuses or neglects to maintain and repair as required by this Lease, and to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may effect the maintenance and repair without liability for loss or damage which may accrue to Tenant or Tenant's property, and Tenant shall promptly pay Landlord's costs for the maintenance and repair, plus interest on such costs at the rate of 10% per annum from the date of completion by Landlord.

    8.2 LANDLORD'S OBLIGATION. Landlord shall maintain in good order, condition and repair (ordinary wear and tear excepted) at Landlord's cost and expense, the exterior of the Building, including the roof, gutters and exterior walls, the water, sewer, gas, electrical and plumbing systems up to the point of entry into the Building, and any other items of maintenance or repair that Tenant is not required to make (except that Landlord shall not be obligated to repair or maintain the parking areas and roadway on the Leased Premises, which shall be repaired and maintained by Tenant as and to the extent deemed necessary or appropriate by Tenant). In addition, it shall be Landlord's obligation to provide that the plumbing, heating, ventilating and air conditioning system is in good working order and repair at the Commencement Date.

9.  ASSIGNMENT AND SUBLETTING

    Tenant shall not assign this Lease in whole or in part, nor sublet all or any part of the Leased Premises, without the prior written consent of Landlord in each instance, which will not be unreasonably withheld, conditioned or delayed. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assignment and subletting shall include a prohibition against any assignment or subletting by operation of law. If this Lease is assigned, or if the Leased Premises or any part thereof are sublet or occupied by anyone other than Tenant, Landlord may, during the existence of any Event of Default, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of this Lease. If Tenant requests Landlord's consent to an assignment or sublease to a proposed assignee or sublessee who appears financially capable of performing the obligations of the Tenant that are assigned or sublet, Landlord shall consent to the assignment or sublease. If Tenant's interest in this Lease is assigned, then notwithstanding the consent of the Landlord to the assignment the right of first refusal granted pursuant to Section 33 shall be terminated and upon such assignment Section 33 shall be of no further force or effect.


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10. TITLE INSURANCE

    Landlord and Tenant shall each pay one-half of the premium for the issuance of a standard leasehold policy of title insurance, insuring Tenant's interest under this Lease and showing title vested in landlord's name, subject only to exceptions numbers 6 through 16 as shown in the Preliminary Report issued by Cascade Title Co., dated December 12, 1996 (as of
    November 27, 1996) issued under Report No. CT-209834.

11. INSURANCE

    11.1 CASUALTY INSURANCE. Tenant, at Tenant's sole cost and expense, shall keep in full force and effect a policy insuring the Leased Premises against fire and other casualty, with extended coverage, and against such other risks and perils as Landlord may reasonably require ("Casualty Insurance"). The amount of the Casualty Insurance coverage shall be no less than the replacement value of the improvements included in the Leased Premises. The Casualty Insurance policy or policies shall be issued for the benefit of, and with loss payable to, Tenant and Landlord as their interests may appear at the time of loss. The insured persons shall, at Landlord's election, also include the holder of any mortgage or deed of trust covering the Leased Premises, in which case all such policies shall, in addition to fulfilling the other requirements of this Section 11, be issued by an insurer satisfactory to (and provide insurance against such risks and in such amounts as may be required by) the holder of the senior mortgage or deed of trust on the Leased Premises.

    11.2 LIABILITY INSURANCE. Tenant, at Tenant's sole cost and expense, shall keep in full force and effect a policy of public liability and property damage insurance (insuring both Tenant and Landlord) with respect to the Leased Premises and the business operated by Tenant in the Leased Premises in which the limits of public liability coverage shall be at least $1,000,000.00 per occurrence, insuring against damages to person or property on or outside of the Leased Premises resulting from the use or possession thereof by Tenant, Tenant's agents, employees, officers, contractors, vendors, invitees or licensees.

    11.3 TENANT'S PROPERTY INSURANCE. Tenant, at Tenant's sole cost and expense, shall maintain insurance in Tenant's name covering Tenant's furniture, trade fixtures, equipment, inventory items, spare parts, supplies, and other personal property, and the personal property of others in Tenant's possession at the Leased Premises.

    11.4 POLICY REQUIREMENTS; MUTUAL WAIVER OF SUBROGATION. A certificate issued by the insurance carrier for each policy of insurance required by this Lease shall be delivered to Landlord at the Commencement Date and within 10 days prior to the expiration of the term of each policy. Each certificate and policy of insurance required by this Lease shall expressly evidence insurance coverage as


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         required by this Lease (including the waiver of subrogation rights as required by this section) and shall contain an endorsement or provision requiring at least 10 days' written notice to Landlord prior to the expiration, cancellation, diminution in the perils insured against, or reduction in the amount of coverage of the policy. Landlord and Tenant shall obtain from each insurer of the Leased Premises a written waiver for the benefit of the other of all rights of subrogation which the insurer might otherwise have against the other party.

12. CASUALTY DAMAGE

    12.1 If the Leased Premises shall be damaged by fire, the elements, unavoidable accident or other casualty, but are not thereby rendered untenantable in whole or in part, then:

         12.1.1    The rent shall not be abated.

         12.1.2 To the extent of any insurance proceeds recoverable by either party, the damage shall be promptly repaired by the insured party.

         12.1.3 To the extent that insurance proceeds recoverable for the damage are not sufficient to pay the costs of repair, the damage shall be promptly repaired by Tenant.

    12.2 If, by reason of such damage, the Leased Premises are rendered untenantable only in part, then:

         12.2.1 The Monthly Basic Rent payable by Tenant shall be abated commensurately with the loss of or interference with Tenant's use of the Leased Premises.

         12.2.2    Repair of the damage shall be made as provided in
                   Section 12.1.

    12.3 If, by reason of such damage, the Leased Premises are rendered wholly untenantable, then either party shall have the elective right to terminate the Lease as of the date the Leased Premises became untenantable by giving written notice to the other within ninety (90) days of the damage; provided, however, that if Landlord shall elect to terminate the Lease, Tenant shall have thirty (30) days following Landlord's written termination notice to exercise the Option to purchase the Leased Premises on the terms, covenants, conditions, and other provisions of Section 32 (other than Section 32.1 relating to the time for exercising the Option), with the "fair market value" determined as of the date of the damage to the Leased Premises, as so damaged. All insurance proceeds recoverable for the damage to the Leased Premises shall be the property of Landlord; provided, that Tenant shall be entitled to an amount equal to the incremental value added to the Leased Premises by Tenant, in accordance with Section 36; and further provided that, if the Option is exercised, the "fair market

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         value" and the purchase price shall be determined based on the
         Leased Premises as damaged and unrestored. If both parties elect to continue the Lease, their rights and obligations respecting repair and restoration of the Leased Premises and abatement of rent and taxes following the damage shall be as they may then mutually agree.

13. DEFAULT BY TENANT

    13.1 Tenant shall be in breach of this Lease if at any time during the term of the Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings in law, in equity or before any administrative tribunal, which might have the effect of preventing Tenant from complying with the terms of this Lease) any one of the following events occurs (each of which shall be deemed an "Event of Default"):

         13.1.1 Tenant fails to make payment of any monthly installment of rent or of any other charge to be paid by Tenant, and such failure is not cured within 10 days after Landlord has given written notice to Tenant of such failure of payment (provided, however, that it shall be an Event of Default if Tenant fails to make payment of any monthly installment of rent or of any other charge to be paid by Tenant with ten
                   (10) days of the due date therefor if Landlord has given Tenant written notice pursuant to this Section 13.1.1 two or more times in the twelve (12) preceding calendar months); or

         13.1.2 Tenant fails in a material manner or to a material extent to perform any of its other obligations hereunder and such failure is not cured within 30 days after Landlord has given written notice to Tenant of such failure; provided, however, that if the nature of Tenant's obligation is such that more than 30 days are required for performance, then Tenant shall not be in breach if Tenant commences performance within 10 days after such notice and thereafter diligently prosecutes the cure to completion; or

         13.1.3 Tenant becomes insolvent, or makes a transfer in fraud of its creditors, or makes an assignment for the benefit of its creditors; or

         13.1.4 Tenant voluntarily files or has filed against it, a petition under any provision of the United States Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state, and (in the case of a voluntary petition) such petition is not dismissed within 30 days thereafter, or Tenant is adjudged bankrupt or insolvent in a proceeding filed by or against Tenant; or

         13.1.5 A receiver or trustee is appointed for all or substantially all of Tenant's assets.


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    13.2 If Tenant breaches this Lease and abandons the Leased Premises before the end of the term or any extension thereof, or if Tenant's right to possession is terminated by Landlord because of an Event of Default, then, except as provided in Section 13.3, the Lease shall automatically terminate and Landlord may recover from Tenant:

         13.2.1 The worth at the time of award of the unpaid rent which had been earned at the time of termination; plus

         13.2.2 The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of rental loss for such period which could have been reasonably avoided by Landlord's diligence; plus

         13.2.3 The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for such period which could be reasonably avoided by Landlord's diligence; plus

         13.2.4 Any other amount necessary to compensate Landlord for all damage proximately caused by Tenant's breach of its obligations under this Lease, or which in the ordinary course of events would be likely to result therefrom, including but not limited to taxes, insurance premiums, maintenance and other obligations of Tenant for the balance of the term to the extent such losses could not be reasonably avoided by Landlord's diligence.

    13.3 In the event Tenant has breached this Lease and abandoned the Leased Premises, the Lease shall continue in full force and effect so long as Landlord does not terminate Tenant's right to possession of the premises, and Landlord may enforce all of its rights and remedies under the Lease, including the right to recover rent as it becomes due. For purposes of this section, the following acts by Landlord shall not constitute termination of Tenant's right to possession of the premises:

         13.3.1 Acts of maintenance or preservation or efforts to relet the Leased Premises.

         13.3.2 The appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this Lease or in the Leased Premises.

    13.4 If Landlord elects to reenter the Leased Premises or to take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may either terminate this Lease or may from time to time without terminating this Lease make such alterations and repairs as may be necessary in order to relet the premises, and may relet the premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon


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         such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting all rental received by Landlord from such reletting shall be applied as follows: first, to the payment of any costs and expenses of such reletting, including brokerage fees, attorneys' fees, and the costs of such alterations and repairs; second, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If rental income received from such reletting during any month is less than that to be paid during that month by Tenant hereunder, Tenant shall immediately pay the deficiency to Landlord. The deficiency shall be calculated and paid monthly. No reentry or taking possession of the premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such election is given by Landlord to Tenant or unless the termination be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for the previous breach. If Landlord at any time terminates this Lease for any breach, then Landlord may (in addition to exercising any other remedies Landlord may have under other provisions of this Lease or otherwise) recover from Tenant all damages Landlord may incur by reason of such breach, including the cost of recovering the Leased Premises, plus reasonable attorneys' fees, and plus the worth at the time of such termination of the excess, if any, of the amount of rent and other charges reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Leased Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

    13.5 DEFINITIONS AND INCIDENTAL RIGHTS

         13.5.1 The "worth at the time of award" of amounts referred to in Sections 13.2.1 and 13.2.2 shall be computed by allowing interest at the rate of 10% per annum. The "worth at the time of award" of the amount referred to in Section 13.2.3, and the "worth at the time of such termination" of the amount referred to in Section 13.4 shall each be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco in effect at the time of award or termination, as the case may be.

         13.5.2 The "damage proximately caused by Tenant's breach" referred to in Section 13.2.4 shall include, without limitation, any and all broker's commissions and other expenses reasonably incurred in reletting the Leased Premises.

         13.5.3 Any efforts by Landlord to mitigate the damages caused by Tenant's breach of this Lease shall not constitute a waiver of Landlord's right to recover the damages stated above. Landlord shall be under no obligation to do any


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                   remodeling of the Leased Premises at a cost exceeding $2,500 in order to relet even if such remodeling is necessary to obtain a new tenant, and Tenant shall make no claim that Landlord failed to mitigate its damages by refusing to relet if remodeling was required in order to do so. Should Landlord elect to remodel the Leased Premises in order to relet the same, the reasonable costs of such remodeling shall be recoverable from Tenant. In no case shall the Landlord be guilty of trespass, or liable for any other damages to Tenant for Landlord's reasonable acts and omissions in connection with repossession of the Leased Premises, or in rendering the Leased Premises fit for occupancy by any other tenant.

         13.5.4 No provision of this Section 13 and no action or election by Landlord pursuant to this Section 13 shall operate or be construed to affect the provisions of this Lease regarding Landlord's right to indemnification from Tenant for liability accruing as a result of events, acts, or omissions prior to the termination of this Lease. All of Tenant's such indemnification obligations shall survive the expiration or other termination of this Lease.

         13.5.5 No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy granted to Landlord by statute or common law, and each and every such right and remedy shall be cumulative.

         13.5.6 For purposes of this Section 13, the rent payable by Tenant after an Event of Default shall include Monthly Basic Rent, all Taxes and insurance, and all other monetary obligations of Tenant under this Lease.

14. EMINENT DOMAIN

    14.1 If the whole of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of the earlier of title vesting or possession taken in such proceeding, and all rent, Taxes accruing after the Commencement Date and other obligations of Tenant under this Lease shall be paid up to that date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

    14.2 If only a part of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and if such partial taking or condemnation shall render the Leased Premises unsuitable for the business of the Tenant, then the term of this Lease shall cease and terminate as of the date of the earlier of title vesting or possession taken in such proceeding, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. If the partial taking or condemnation is not extensive enough to render the Leased Premises


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         unsuitable for the business of Tenant, then Landlord shall promptly restore the Leased Premises to a condition comparable to their condition at the time of the condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect as to the remainder of the Leased Premises, with the Monthly Basic Rent thereafter payable by Tenant being reduced by a percentage equal to the percentage reduction, if any, in the total value of the Leased Premises.

    14.3 In the event of any condemnation or taking, whether whole or partial, and except as otherwise provided below in Section 14.4, Tenant shall not be entitled to receive any part of the award, as damages or otherwise, for such condemnation and Landlord is to receive the full amount of the award, the Tenant hereby expressly waiving any right or claim to any part thereof.

    14.4 In the event of any condemnation or taking, whether whole or partial, Tenant shall be entitled to a portion of the award or compensation that is equal to the incremental value added to the Leased Premises by Tenant, in accordance with Section 36, and Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation, and for or on account of any cost or loss which Tenant may incur in removing Tenant Improvements that Tenant elects to remove and Tenant's furniture, fixtures, trade fixtures, equipment, and other personal property.

15. INDEMNIFICATION OF LANDLORD

    Tenant shall indemnify Landlord and save Landlord harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury or damage to property arising out of the occupancy or use by Tenant of the Leased Premises, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees or servants. If Landlord shall, without fault on Landlord's part, be made a party to any litigation commenced by or against Tenant, then Tenant shall defend and hold harmless Landlord, and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation.

16. SURRENDER OF LEASED PREMISES

    At the expiration or other termination of this Lease, Tenant shall surrender the Leased Premises in good order, condition and state of repair, except for reasonable wear and tear and for damage caused by insured casualty. Before surrendering the Leased Premises, Tenant shall be entitled to remove all of Tenant's personal property, trade fixtures and other fixtures and any Tenant Improvements to be removed by Tenant pursuant to Section 6.3, and shall repair any damage to the Leased Premises caused by the removal. Tenant's obligations under this Section 16 shall survive the expiration or other termination of this Lease.


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17. TRANSFER OF TITLE
    In the event of any transfer or conveyance of title to the Leased Premises, Landlord herein named (and, in case of any subsequent transfer or conveyance, the then grantor) shall from and after the date of the transfer or conveyance be automatically released from all liability for the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. However, Landlord or the then grantor shall not be relieved of any liability which shall have accrued prior to the transfer or conveyance by reason of the failure of Landlord or the then grantor to perform obligations of the Landlord hereunder; and Landlord or the then grantor shall not cease to be liable under any covenant, condition or obligation imposed upon Landlord or the then grantor by this Lease unless and until Landlord or the then grantor shall have caused the vendee or transferee to execute, acknowledge and deliver to Tenant a written instrument under which the vendee or grantee assumes and agrees to perform all of the terms on the part of Landlord to be performed and to comply with and be bound by all the terms, covenants and conditions of this Lease for and during the period from and after the date of the transfer or conveyance.

18. SUBORDINATION OF LEASE

    Except as provided in Section 1.4.4, at Landlord's election, this Lease shall be subordinated to any mortgage, deed of trust, or other encumbrance now or hereafter placed upon the Leased Premises, and to any and all advances, whether obligatory or optional, made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure. Tenant agrees to execute any documents required to effectuate a subordination and, failing to do so within 10 days after Landlord's written demand to Tenant, does hereby irrevocably appoint Landlord as Tenant's attorney-in-fact and authorize Landlord in Tenant's name so to do. However, any such subordination by Tenant shall include a covenant providing for Tenant's occupancy to continue undisturbed under the Lease.

19. ESTOPPEL CERTIFICATES

    19.1 Tenant shall, within seven days after written request from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (herein called "Estoppel Certificate"):

         19.1.1 Certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of the modifications and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any; and

         19.1.2 Acknowledging that Tenant does not know of any uncured default on the part of Landlord, or specifying any defaults that are claimed.


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    19.2 The Estoppel Certificate may be conclusively relied upon by Landlord and by any prospective purchaser or encumbrancer of the Leased
         Premises.

    19.3 Tenant's failure to deliver an Estoppel Certificate within the time above stated shall be conclusive upon Tenant:

         19.3.1 That this Lease is in full force and effect, without modification except as may be represented by Landlord;

         19.3.2 That there are no uncured defaults in Landlord's performance; and

         19.3.3 That not more than one month's rent has been paid in advance.

    19.4 If Landlord desires to finance, refinance or sell the Leased Premises or any interest therein, Tenant shall at Landlord's request deliver to Landlord and to any prospective lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by the lender or purchaser. Tenant's financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein stated. At Tenant's request, Landlord and any other person to whom Tenant's financial statements may be delivered shall execute and deliver to Tenant a confidentiality agreement relating thereto, in such form as may be prescribed by Tenant.

20. ATTORNEYS' FEES

    If Landlord shall commence any action to recover rent or other charges payable by Tenant, or if Landlord shall commence any judicial proceeding for eviction of Tenant for a claimed default under this Lease, or if either Landlord or Tenant shall commence any action against the other for enforcement of or to recover damages for the breach of any provision of this Lease, then the prevailing party shall be entitled to collect, and the other party shall pay, in addition to costs and disbursements allowed by law, the prevailing party's reasonable attorney fees in the action or proceeding, including proceedings on appeal, as may be fixed by the court. Such sum shall include an amount estimated by the court as the reasonable costs and fees to be incurred by the prevailing party in collecting any monetary judgment or award or otherwise enforcing each order, judgment or decree entered in the action or proceeding.

21. ACCESS BY LANDLORD

    Landlord and its agents shall have the right to enter and examine the Leased Premises at all reasonable times, and to show them to prospective purchasers or tenants.


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22. HOLDING OVER

    Any holding over by Tenant after the expiration of the term with Landlord's consent shall unless otherwise agreed in writing, constitute a tenancy from month to month on the terms and conditions herein specified, except that the Monthly Basic Rent payable during the holdover tenancy shall be 125% of the amount of the Monthly Basic Rent that was payable for the month immediately prior to the expiration of the term.

23. COVENANT OF QUIET ENJOYMENT

    Upon Tenant's timely payment of the rents and other Charges herein provided, and performance of all other obligations under this Lease, Tenant shall, subject to the terms and conditions of this Lease, peaceably and quietly hold and enjoy the Leased Premises for the term of the Lease without hindrance or interruption by Landlord or any person claiming by, through or under Landlord.

24. USE OF PRONOUN

    The use of the neuter singular pronoun to refer to Tenant and Landlord shall be deemed a proper reference even though Tenant or Landlord may be an individual, a partnership, a corporation, a limited liability company, or a group of two or more individuals or other entities. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Tenant and Landlord and to either corporations, associations, partnerships, limited liability companies, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

25. PARTIAL INVALIDITY

    If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

26. RECORDING

    At Tenant's request, Landlord shall join with Tenant in executing a memorandum of this Lease (including express reference to the option described in Section 32), in recordable form, which Tenant may cause to be recorded in the real property records of Lane County, Oregon. If the Lease or a memorandum thereof is so recorded, Tenant shall promptly upon written request from Landlord execute and deliver any documents required to effectuate a subordination of


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    the Lease as provided in Section 18, and, following expiration or other termination of the Lease, any documents reasonably required to evidence such expiration or termination.

27. NONWAIVER OF BREACH

    The waiver by Landlord of a breach of any term, covenant or condition of this Lease shall not be deemed a waiver of the term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. The acceptance of rent hereunder by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of the preceding breach at the time of acceptance of the rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless the waiver is in writing and signed by Landlord.

28. ACCORD AND SATISFACTION

    Except as provided in Section 13.4, any payment by Tenant of a lesser amount than the total rent then due shall be applied toward payment of the earliest rent then due and unpaid. No endorsement or statement on any check or any letter accompanying any check or payment as rent or other charges shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the rent and other charges or pursue any other remedy provided in this Lease.

29. CAPTIONS

    The captions appearing at headings of sections in this Lease are provided for convenience of reference only and shall not be used to construe or interpret the meaning of this Agreement.

30. AMENDMENTS

    No modification, alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party to be bound.

31. NOTICES

    Any notice, request, or demand required or permitted to be given under this Lease shall be seemed to have been given only when it is in writing, has been hand delivered or deposited in the United States mail, with postage prepaid, to be forwarded by certified or registered mail, and is addressed to Tenant or to Landlord at the address as specified in Section 1, or at such other address as a party may for itself designate from time to time by giving written notice to the other party. A copy of the notice, request, or demand shall concurrently be transmitted by facsimile to the copy addressees specified in Section 1.


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32. OPTION TO PURCHASE.

    So long as Tenant is not in default under the terms of this Lease and this Lease has not expired or terminated, Landlord hereby grants to Tenant an option to purchase the Leased Premises on the following terms and conditions ("Option").

    32.1 The Option is exercisable at any time during thirteenth (13th) through eighteenth (18th) months of the second Extension Option period (that is, from April 1, 2006 through September 30, 2006). The Option may be exercised only by written notice of exercise given by Tenant to Landlord pursuant to this Lease.

    32.2 If Tenant has duly exercised the Option, the sale of the Leased Premises to Tenant shall close one hundred eighty (180) days after the date on which Tenant gives Landlord written notice of the exercise of the Option or as soon thereafter as is reasonably practicable, and this Agreement shall thereupon terminate.

    32.3 Landlord shall convey title to the Leased Premises to Tenant by statutory warranty deed free and clear of all liens and encumbrances other than the lien of current taxes and assessments that are not delinquent, easements, covenants, restrictions and other similar matters of record at the date hereof. Landlord shall provide to Tenant, at Landlord's expense, a standard owner's policy of title insurance, in the amount of the purchase price, insuring Tenant that fee title is vested in Tenant, subject only to the standard printed exceptions and the lien of real property taxes not yet delinquent. In paying the title insurance premium, Landlord shall be entitled to utilize any available credit that the title company may give by reason of the issuance of the leasehold policy described in Section 10, above. In all other respects, the Leased Premises shall be sold, transferred and conveyed to Tenant in its condition "as-is" at the time of the closing.

    32.4 Landlord and Tenant shall each pay one-half of closing escrow fees, recording fees and other similar costs of closing.

    32.5 The purchase price shall be paid in cash or by such other method as Landlord and Tenant may agree, and shall be equal to the then "fair market value" of the Leased Premises. For purposes of this Option, the "fair market value" of the Leased Premises shall be determined as if unencumbered by (and without regard to the income or other stream of payments flowing from) this Lease, and shall have deducted therefrom an amount equal to the incremental value added to the Leased Premises by Tenant, in accordance with Section 36. Within thirty (30) days of the exercise of the Option, Landlord and Tenant shall agree as to the fair market value (as defined above). If the parties do not agree within that thirty (30) day period, then Landlord and Tenant shall each employ the services of a Lane County MAI appraiser to complete an MAI appraisal of the fair market value (as defined above). If the difference in value


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
         between the two appraisal is ten percent (10%) or less, the purchase price shall be the average of the two opinions of value set forth in the two MAI appraisals. If the difference in value between the two appraisals is greater than ten percent (10%), the two MAI appraisers shall select a third Lane County MAI appraiser. If the two appraisers are unable to agree upon a third appraiser, an appraiser located in Lane County will be selected by the then President or, in the President's absence, the Vice President of the Local Chapter of MAI appraisers. The appraisal of fair market value (as defined above) of the third appraiser will be averaged with the appraisal of the closest in value of the other two appraisals, whether higher or lower, and the average thereof shall be the purchase price. Compensation of the third appraiser shall be borne equally by the Landlord and Tenant.

    32.6 If the Option is exercised, Tenant shall give Landlord Tenant's reasonable cooperation with respect to the Landlord's intent to complete an Internal Revenue Code Section 1031 tax deferred exchange. Tenant will reasonably cooperate with the Landlord and the Landlord's accommodator toward this exchange process, provided that Tenant shall not incur any liability or cost related to this exchange process, and that Tenant shall not be obligated to take title to any other suffer any delay in closing. Tenant's purchase of the Leased Property is not subject to the Landlord's completion of this exchange.

    32.7 Tenant shall have the right to record a memorandum of this Option in the real property records of Lane County, Oregon. If the Tenant records a memorandum of option, Tenant shall promptly, upon written request from Landlord, execute and deliver any documents required to effectuate a subordination of the Lease as provided in Section 18 and, following expiration or other termination of the Lease, any documents reasonably required to evidence such expiration or termination.

    32.8 The Option may not be assigned separately from the Lease as a whole, and then only in accordance with Section 9 of this Lease.

33. RIGHT OF FIRST REFUSAL

    33.1 Landlord agrees not to sell, transfer, exchange, grant an option to purchase, lease, or otherwise dispose of the Leased Premises, or any interest therein, without first offering the Leased Premises to Tenant on the terms and conditions set forth in this Lease.

         33.1.1 If Landlord receives from a third party ("Third-Party Offeror") a bona fide offer to purchase the Leased Premises and Landlord intends to accept such offer, Landlord shall give Tenant written notice ("Notice") of the price, terms, and conditions of the offer and deliver a copy of the offer ("Offer") to Tenant.


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         33.1.2    When Tenant receives the Notice and a copy of the Offer,
                   Tenant shall have the prior and preferential right to purchase the Leased Premises at the same price and on the same terms and conditions as are contained in the Offer, except that if Tenant exercises the right of first refusal by electing to purchase the Leased Premises then: (1) the closing of the transaction contemplated by the Offer Shall take place no earlier than 90 days after the date that Tenant elects to exercise the right of first refusal, and
                   (2) Tenant shall receive a credit against the sale price of the Leased Premises in an amount equal to any brokerage commission that Landlord may save by selling the Leased Premises to Tenant rather than the Third-Party Offeror.

         33.1.3 Tenant shall have thirty (30) days from the date Tenant receives the Notice and a copy of the Offer to notify Landlord whether Tenant elects to purchase the Leased Premises pursuant to the terms of the Offer. If Tenant elects to exercise its right to purchase the Leased Premises, then, in addition to giving Landlord written notice of its election with the 30-day period, Tenant also shall tender an amount equal to the earnest money deposit, if any, specified in the Offer, which will be held and used in accordance with the terms of the Offer.

         33.1.4 If Tenant fails to timely exercise its right to purchase the Leased Premises pursuant to the terms of the Lease, then landlord shall be entitled to sell the Leased Premises according to the terms of the Offer to the Third-Party Offeror, subject to the terms of Section 32, above.

         33.1.5 If Tenant fails to timely exercise its right to purchase the Leased Premises pursuant to the terms of this Lease, and for any reason Landlord shall not sell or convey the Leased Premises to the Third-Party Offeror on the terms contained in the Offer within six months of Tenant's election not to purchase, then Landlord must resubmit the Offer as well as any other offer to Tenant before selling the Leased Premises, and such offers shall be subject to Tenant's right of first refusal under this Lease

    33.2 TERM. The term of this right of first refusal commences as of the date of this Lease and terminates on the earlier to occur of: (1) the expiration of this Lease for any reason or (2) the consummation of a sale of the Leased Premises to the Third Party Offeror as described above. Tenant shall cooperate in providing Landlord with any instruments that Landlord reasonably may require for the purpose of removing from the public record any cloud on title to the Leased Premises attributable in any manner to the grant or existence of this right of first refusal, pursuant to Paragraph 33.5.

    33.3 EXCLUDED TRANSFERS. The right of first refusal created by this Lease shall not apply to any sale or conveyance of the Leased Premises by Landlord to any


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         partnership, limited partnership, joint venture, corporation, or other entity in which Landlord owns and controls at least a fifty percent (50%) interest.

    33.4 ASSIGNMENT OF RIGHT OF FIRST REFUSAL. This right of first refusal may not be assigned by Tenant, either separately from or as a part of the Lease as a whole, in accordance with Section 9 of this Lease.

    33.5 RECORDING. Upon request of Tenant, Landlord agrees to join in executing a memorandum of this Lease to be filed for recording in the Official Records of Lane County, Oregon, to give notice to the public of the right of first refusal of Tenant under this Lease. Tenant shall pay the cost of recording the memorandum. The memorandum shall note the date this Agreement expires and Tenant shall join in executing a termination agreement when this Agreement has expired or terminated, failing which, Landlord may execute the termination agreement on behalf of Tenant.

    33.6 STATUTORY DISCLAIMER: THIS INSTRUMENT WILL NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES.

34. SECONDARY ACCESS. Landlord shall give Tenant Landlord's reasonable cooperation if Tenant desires to provide for secondary access to the Leased Premises. This reasonable cooperation shall include, but shall not be limited to, entering into a perpetual reciprocal easement with the owner of property adjoining the Leased Premises if the purpose of the perpetual reciprocal easement is to provide for ingress and egress by the owners and tenants of the respective properties, if Tenant agrees to make the initial installation of road improvements, and if the future maintenance and repair obligations with respect to any secondary access road improvements is apportioned between the easement holders in accordance with their respective use.

35. POND FILL RIGHTS AND OBLIGATIONS. On or before March 31, 2000, Landlord shall obtain all governmental permits, licenses or approvals necessary to allow Tenant to fill the pond on the southerly portion of the Leased Premises that is shown on the drawing attached as Exhibit D. If Landlord has not obtained all necessary governmental permits, licenses or approvals on or before March 31, 2000, Tenant may do so and may offset against Monthly Basic Rent Tenant's actual and reasonable costs of so doing. After all such permits, licenses and approvals have been obtained, Tenant shall have the right, but not the obligation, to fill the pond and to improve the surface of the filled pond for roadway, parking and similar purposes, at Tenant's sole cost and expense.


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36. CHANGE IN VALUE RESULTING FROM TENANT IMPROVEMENTS.  At several places in this Lease the parties are required to adjust their respective rights to give the Tenant credit for the "incremental value added to the Leased Premises by Tenant." Only Tenant Improvements permitted by Sections 1.10 and 6.2 shall be included in determining such incremental value or the amount of credit to be given. Tenant's fixtures and trade fixtures to be removed at the end of the Lease, as described in Section 6.3, shall not be included in determining such incremental value or the amount of credit to be given. However, the amount by which the Leased Premises increase in value as a result of the creation of any secondary access, pursuant to
    Section 34, shall be included in determining such incremental value or the amount of credit to be given to Tenant. If the parties cannot agree on the incremental value added to the Leased Premises by Tenant, the value shall be determined by MAI appraisers using the same process described in
    Section 32.5, except that such appraisers will be asked to determine the incremental value added to the Leased Premises by Tenant rather than, or in addition to, fair market value.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease effective as of __________________, 1997.

TENANT:                                LANDLORD:

MONACO COACH CORPORATION, a
Delaware corporation                   -----------------------------------------
                                       Ronald Major Defoe

By:
   --------------------------------
   Its:                                -----------------------------------------
       ----------------------------    Karla K. Defoe








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